                                                                 Exhibit 10.5(A)

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                        RESIDENTIAL FUNDING CORPORATION,
                                   THE COMPANY

                                       AND

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                THE INITIAL OWNER

                        STANDARD TERMS AND PROVISIONS OF
                          SALE AND SERVICING AGREEMENT

                          DATED AS OF NOVEMBER 1, 2004

                            FIXED RATE MORTGAGE LOANS

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                                TABLE OF CONTENTS

                                                                            Page
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                                    ARTICLE I

                                   Definitions

Section 1.01   Definitions...............................................     1
Section 1.02   Calculations Respecting Accrued Interest..................     9

                                   ARTICLE II

                          Conveyance of Mortgage Loans

Section 2.01   Conveyance of Mortgage Loans; Possession of Mortgage

Section 2.05   Representations, Warranties and Covenants of the
                  Initial Owner..........................................    23
Section 2.06   Protection of Confidential Information and Consumer

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

Section 3.01   Company to Act as Servicer................................    26
Section 3.02   Agreements Between Company and Subservicer................    26
Section 3.03   Collection of Certain Mortgage Loan Payments and

                                       -i-

Section 3.10   Maintenance of Hazard Insurance and Errors and

                                   ARTICLE IV

                              Payments to the Owner

                                    ARTICLE V

                                   The Company

                                   ARTICLE VI

                                     Default

Section 6.01   Events of Default of the Company..........................    43
Section 6.02   Waiver of Defaults........................................    44

                                   ARTICLE VII

                                   Termination

Section 7.01   Termination...............................................    45

                                      -ii-

                                  ARTICLE VIII

                            Miscellaneous Provisions

Exhibits
Exhibit A   Form of Reference Agreement
Exhibit B   Form of Custodial Agreement
            Exhibit One Form of Custodian Initial Certification
            Exhibit Two Form of Custodian Interim Certification
            Exhibit Three Form of Custodian Final Certification
Exhibit C   Form of Subservicing Agreement
Exhibit D   Reserved
Exhibit E   Form of Assignment and Assumption Agreement
Exhibit F   Form of Certification
Exhibit G   Form of Request for Release
Exhibit H   Form of Back-Up Certification

                                      -iii-

          This is a STANDARD TERMS AND PROVISIONS OF SALE AND SERVICING
AGREEMENT, Fixed Rate Mortgage Loans, dated and effective as of November 1,
2004, by and between RESIDENTIAL FUNDING CORPORATION, as seller and master servicer (the "Company") and BANK OF AMERICA, NATIONAL ASSOCIATION, as the
initial owner (the "Initial Owner"), together with all amendments hereof and supplements hereto (as it pertains to the Mortgage Pool and as incorporated by reference in and made a part of the Reference Agreement (as defined below), the
"Agreement".

                              PRELIMINARY STATEMENT

          The Initial Owner has agreed to purchase from time to time from the
Company and the Company has agreed to sell to the Initial Owner, on a servicing retained basis and without recourse, a 100% undivided Ownership Interest in pools of fixed rate Mortgage Loans. Each pool of Mortgage Loans will have the characteristics set forth herein and in the Reference Agreement, a form of which is attached as Exhibit A hereto (each, a "Reference Agreement"). The sale of the
Mortgage Loans in each Mortgage Pool will be governed by the Reference Agreement together with this Agreement, which will be incorporated by reference into and made a part of the Reference Agreement.

          In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Initial Owner and the Company agree hereby as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Accrued Interest: With respect to each Remittance Date, one month's interest accrued at the then applicable Pass-Through Rate on the aggregate
Principal Balance of the Mortgage Loans in the Mortgage Pool as of the close of business on the immediately preceding Remittance Date (or in the case of the first Remittance Date, the Cut-off Date). Accrued Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case
Accrued Interest will be adjusted in accordance with Section 1.02.

          Acquisition Date: As defined in Section 3.15.

          Appraised Value: With respect to any Mortgaged Property, generally, the lesser of (a) the appraised value of such Mortgaged Property based on an appraisal made at the time of the origination or modification of the related
Mortgage Loan and (b) the sales price of the Mortgaged Property at such time of origination; except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

          Assigned Contracts: With respect to any Pledged Asset Loan: the Credit
Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage
Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; or the Additional Collateral
Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets.

          Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the
Mortgage.

          Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

          Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of Minnesota, the State of
California or the State of Illinois (or such other state or states in which the
Custodial Account is at the time located) are required or authorized by law or executive order to be closed.

          Buydown Funds: Any amount contributed by the seller of a Mortgaged
Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan.

          Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

          Cash Receipts: As defined in Section 3.15.

          Closing Date: As defined in the Reference Agreement.

          Code: The Internal Revenue Code of 1986.

          Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

          Company: Residential Funding Corporation, a Delaware corporation, or its successor in interest, or any successor as herein provided.

          Compensating Interest: With respect to any Remittance Date, an amount equal to Prepayment Interest Shortfalls resulting from Full Prepayments during the related Prepayment Period and Partial Prepayments during the prior calendar month, but not more than the lesser of (a) one-twelfth of 0.125% of the
Principal Balance of the Mortgage Loans immediately preceding such Remittance
Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account with respect to the Mortgage Loans and such
Remittance Date.

          Confidential Information: As defined in Section 2.06.

                                       -2-

          Consumer Information: Information including but not limited to all personal information about the Mortgagors that is supplied to any party to this
Agreement on behalf of the Mortgagors.

          Credit Support Pledge Agreement: The Credit Support Pledge Agreement,
dated as of November 24, 1998, among the Company, as master servicer, GMAC
Mortgage Corporation, Combined Collateral LLC and The First National Bank of
Chicago (now known as JPMorgan Chase Bank), as custodian.

          Custodial Account: The custodial account created and maintained pursuant to Section 3.06.

          Custodial Agreement: An agreement, substantially in the form of
Exhibit B, providing for the custody of certain original documents relating to the Mortgage Loans.

          Custodian: A custodian, which shall not be the Owner, appointed by the
Company pursuant to a Custodial Agreement.

          Cut-off Date: As defined in the Reference Agreement.

          Debt-to-Income Ratio: With respect to any Mortgage Loan, the ratio of the related Mortgagor's total outstanding indebtedness as of the date of the origination of the related Mortgage Loan to the related Mortgagor's total gross income for the year immediately preceding the date of the origination of the related Mortgage Loan.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly
Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

          Determination Date: With respect to any Remittance Date, the second
Business Day prior to such Remittance Date.

          Due Date: With respect to any Remittance Date, the first day of the month in which such Remittance Date occurs.

          Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the related Due Date.

          ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

                                       -3-

          Event of Default: As defined in Section 6.01.

          Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the
Federal National Mortgage Association Charter Act, or any successor thereto.

          Fitch: Fitch, Inc. or its successor in interest.

          Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the
Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          Full Prepayment: Any payment of the entire principal balance of a
Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Insurance Proceeds: Proceeds paid in respect of any Mortgage Loan pursuant to any insurance policy covering such Mortgage Loan to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer or the
Company and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures set forth in the
Program Guide.

          Insured Expenses: Expenses covered by any mortgage insurance policy, any replacement insurance policy or policies or any other insurance policy.

          Interim Certification: As defined in Section 2.02.

          Liquidated Mortgage Loan: A Mortgage Loan as to which payment has been made to the Company of all Liquidation Proceeds and other payments or recoveries which the Company deems to be finally recoverable.

          Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan (to the extent such amount is reimbursable under the terms of this Agreement or the Program
Guide) and not recovered by the Company under any insurance policy for reasons other than the Company's failure to comply with Section 3.09 or 3.10.

          Liquidation Proceeds: Cash (including Insurance Proceeds and condemnation proceeds) received in connection with the liquidation of defaulted
Mortgage Loans, whether through trustee's sale, condemnation, foreclosure sale or otherwise, net of Liquidation Expenses and Insured Expenses.

          Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related
Mortgage Loan at the date of determination and the denominator of which is the
Appraised Value of the related Mortgaged Property.

                                       -4-

          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

          MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS(R) System.

          MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage
Loan and its successors and assigns, at the origination thereof.

          Monthly Advance: The aggregate of the advances made by the Company with respect to any Remittance Date pursuant to Section 4.03, the amount of any such Monthly Advance being equal to the aggregate of the principal portion of such Monthly Payments on the Mortgage Loans which were due on the related Due
Date but extended pursuant to Section 3.03 or delinquent (in whole or in part)
as of the close of business on the Business Day next preceding the related
Remittance Date, plus the interest portion of such Monthly Payments adjusted to the related Mortgage Loan Remittance Rates, and less the amount of any advances which the Company has determined would constitute Nonrecoverable Monthly
Advances, if made.

          Monthly Payment: With respect to any Mortgage Loan and any month, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor in such month under the related Mortgage Note.

          Moody's: Moody's Investors Service, Inc., or its successor in interest.

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a fee simple interest or leasehold interest in real property securing a Mortgage Note.

          Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan which shall be delivered to the
Custodian, as the duly appointed agent of the Owner, or as otherwise agreed by the parties to this Agreement and the Custodian, if any, in writing, and any additional documents required to be added to the Mortgage File pursuant to this
Agreement.

          Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan. The Mortgage Interest Rate for each Mortgage Loan will be the rate indicated as the "CURR RATE" on the Mortgage Loan Schedule.

          Mortgage Loan: An individual mortgage loan which is the subject of this Agreement and identified on the Mortgage Loan Schedule.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the rate per annum designated as the "PASSTHRU RATE" for such Mortgage Loan on the related Mortgage Loan Schedule.

                                       -5-

          Mortgage Loan Schedule: Each schedule of Mortgage Loans attached to a
Reference Agreement.

          Mortgage Note: The originally executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan and any modification thereto.

          Mortgage Pool: Each pool of Mortgage Loans conveyed by the Company to the Initial Owner from time to time pursuant to an applicable Reference
Agreement referencing this Agreement.

          Mortgaged Property: The underlying property securing a Mortgage Loan.

          Mortgagor: The obligor on a Mortgage Note.

          Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made by the Company which, in the judgment of the Company, is not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.

          Opinion of Counsel: A written opinion of counsel, who may, unless otherwise provided herein, be counsel for the Company.

          Owner: Any Person from time to time having an Ownership Interest in the Mortgage Loans.

          Ownership Interest: The undivided ownership interest in the Mortgage
Pool.

          Partial Prepayment: Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Pass-Through Rate: As to any Remittance Date, a rate equal to the weighted average, expressed as a percentage, of the Mortgage Loan Remittance
Rates of all Mortgage Loans in the Mortgage Pool as of the close of business on the Due Date in the month preceding the month in which such Remittance Date occurs, weighted on the basis of the respective Principal Balances of such
Mortgage Loans, which Principal Balances shall be the Principal Balances of such
Mortgage Loans immediately prior to such Remittance Date.

          Permitted Instrument: As defined in Section 3.08.

          Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Plan: As defined in Section 2.03.

                                       -6-

          Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

          Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or other collateral, other than the related Mortgaged Property.

          Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined
Collateral LLC as security in respect of any losses in connection with such
Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or other collateral.

          Prepayment Interest Shortfall: As to any Remittance Date and any
Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Full Prepayment during the portion of the related
Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Mortgage Loan Remittance Rate on the
Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) paid by the Mortgagor for such month to the date of such Full Prepayment or (b) a Partial Prepayment during the prior calendar month, an amount equal to one month's interest at the Mortgage Loan
Remittance Rate on the amount of such Partial Prepayment.

          Prepayment Period: As to any Remittance Date and a Full Prepayment,
the period commencing on the 16th day of the month prior to the month in which that Remittance Date occurs and ending on the 15th day of the month in which such Remittance Date occurs.

          Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy thereof.

          Principal Balance: As to each Mortgage Loan, as of the time of any determination, (i) the principal balance remaining to be paid by the Mortgagor at the close of business on the Cut-off Date, after deduction of all payments due on or before the Cut-off Date whether or not paid, minus (ii) all amounts distributed to the Owner with respect to such Mortgage Loan and reported to the
Owner as allocable to principal, including the principal component of any
Monthly Advances and any losses incurred with respect to such Mortgage Loan.

          Principal Remittance Amount: With respect to any Remittance Date, the sum of (a) the principal component of any Monthly Advance for such Remittance
Date; (b) any amount required to be deposited in the Custodial Account pursuant to Section 3.10(a); (c) any amount that the Company is not permitted to withdraw from the Custodial Account pursuant to Section 3.16; and (d) the amount on deposit in the Custodial Account as of the close of business on the
Determination Date immediately preceding such Remittance Date which is allocable to payments on account of principal of the Mortgage Loans, which amount shall not include (i) Partial Prepayments and the principal portion of any Liquidation
Proceeds, Insurance Proceeds or proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02 and 2.04 received in the month in which such
Remittance Date occurs (other than such Partial Prepayments, Liquidation
Proceeds, Insurance Proceeds or

                                       -7-

proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.01(c), 2.02 and 2.04 that the Company has deemed to have been received in the preceding month) and Full Prepayments made after the related Prepayment Period, (ii)
payments which represent receipt of scheduled payments of principal due on a date or dates subsequent to the related Due Date and (iii) late payments of principal which have been the subject of a previous Monthly Advance and which are eligible for withdrawal pursuant to clauses (ii) or (vii) of Section 3.07.

          Program Guide: Collectively, the Client Guide and the Servicer Guide
for Residential Funding Corporation's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by
Residential Funding Corporation from time to time.

          Purchase Price: As defined in the Reference Agreement.

          Record Date: With respect to each Remittance Date, the close of business on the last Business Day of the month next preceding the month in which the related Remittance Date occurs.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1,
Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

          Remittance Amount: With respect to any Remittance Date, an amount equal to, subject to Section 1.02, (i) the Principal Remittance Amount (if any)
for such Remittance Date, plus (ii) the Accrued Interest for such Remittance
Date, minus (iii) any amounts payable to the Company pursuant to Section 3.07 that are not taken into account in the adjustment of Accrued Interest pursuant to Section 1.02.

          Remittance Date: The 25th day of any month, beginning in the month following the month in which the Cut-off Date occurs, or if such 25th day is not a Business Day, the first Business Day immediately following.

          REO Acquisition: The acquisition by the Company on behalf of the
Initial Owner of any REO Property pursuant to Section 3.12.

          REO Property: A Mortgaged Property acquired by the Owner or the
Company on behalf of the Owner through foreclosure or deed in lieu of foreclosure.

          Request for Release: A request for release, the form of which is attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

                                       -8-

          Securities Act: The Securities Act of 1933, as amended.

          Seller: As to any Mortgage Loan, a Person that executed a Seller's
Agreement applicable to such Mortgage Loan.

          Seller's Agreement: An agreement for the origination and sale of
Mortgage Loans in the form referred to in the Program Guide or in such other form as has been approved by the Company.

          Servicing Fee: As to each Mortgage Loan, the annual fee, payable monthly to the Company out of the interest portion of the Monthly Payment received on each Mortgage Loan.

          Servicing Fee Rate: As defined in the Reference Agreement.

          Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill
Companies, Inc., or its successor in interest.

          Subservicer: Any Person, including any successor, with whom the
Company has entered into a Subservicing Agreement pursuant to the Program Guide.

          Subservicing Agreement: The written contract between the Company and a
Subservicer as may be amended from time to time, a representative form of which is attached hereto as Exhibit C. With respect to any Pledged Asset Loans subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement,
dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage
Corporation, as such agreement may be amended from time to time.

          Subservicing Fee: The annual fee, payable monthly to the Subservicer out of the interest portion of the Monthly Payment received on each Mortgage
Loan.

          Subservicing Fee Rate: As to each Mortgage Loan, the rate per annum set forth in the Mortgage Loan Schedule as the "SUBSERV FEE".

          Successor Servicer: Any successor master servicer appointed pursuant to Section 8.01.

     Section 1.02 Calculations Respecting Accrued Interest.

     (a) The Accrued Interest on any Remittance Date shall be reduced by the amount of any Prepayment Interest Shortfalls with respect to that Remittance
Date (to the extent not offset by the Company with a payment of Compensating
Interest).

     (b) In the event that the Liquidation Proceeds with respect to any Mortgage
Loan (net of amounts payable or reimbursable therefrom pursuant to Sections
3.07(iii) and 3.07(iv)) are less than the Principal Balance of such Mortgage
Loan, together with one month's interest thereon at the applicable Mortgage Loan
Remittance Rate, the Accrued Interest on the Remittance Date in the next succeeding month shall be reduced by the amount of such insufficiency. In the event that such Liquidation Proceeds exceed the sum of the Principal

                                       -9-

Balance of such Mortgage Loan plus one month's interest thereon at the applicable Mortgage Interest Rate, such excess shall be payable to the Owner unless such Mortgage Loan has been included in a securitization, in which case the Company shall receive such excess as additional servicing compensation.

     (c) In the event that any amount or amounts shall be withdrawn from amounts attributable to the Mortgage Loans on deposit in the Custodial Account pursuant to clauses (ii), (iii) (other than for servicing compensation), (iv), (v), (vi),
(vii), (viii) or (ix) of Section 3.07 and the related withdrawal or withdrawals shall not be reflected in any adjustment required pursuant to subsections (a)
and (b) above, the Accrued Interest on the immediately succeeding Remittance
Date shall be reduced by the total of such amounts so withdrawn to the extent such amounts would result in a shortfall of Accrued Interest.

     (d) In the event that as of the end of any Due Period, for any reason
(including, without limitation, acquisition of title to the underlying Mortgaged
Property through foreclosure or acceptance of a deed in lieu of foreclosure, application of the Servicemembers Civil Relief Act or similar legislation or regulations as in effect from time to time, or a Debt Service Reduction or a
Deficient Valuation), less than the full amount of the interest portion of the
Monthly Payment at the Mortgage Loan Remittance Rate due on the Due Date in such
Due Period on any Mortgage Loan is deposited in the Custodial Account and no
Monthly Advance is made or required to be made in respect thereof, the Accrued
Interest on the immediately succeeding Remittance Date shall be reduced by the amount of such insufficiency.

     (e) In the event that on or in the month of any Due Date (after adjustment for the Subservicing Fee and the Servicing Fee) more than one month's interest at the applicable Mortgage Loan Remittance Rate on the Principal Balance of any
Mortgage Loan is deposited in the Custodial Account as a result of late recoveries of interest in respect of which no Monthly Advance was made in respect of such amount, the Accrued Interest on the immediately succeeding
Remittance Date shall be increased by the amount of such excess.

     (f) All references to the Principal Balance of any Mortgage Loan in this
Section 1.02 are to the Principal Balance of such Mortgage Loan as of the close of business on the Remittance Date immediately preceding the Remittance Date in respect of which the Accrued Interest thereon is being adjusted pursuant to the applicable subsection of this Section 1.02 or, in the case of the first
Remittance Date, as of the Cut-off Date.

                                      -10-

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

     Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files.

     (a) The Company, simultaneously with the execution and delivery of the
Reference Agreement, shall hereby sell, transfer and assign, without recourse, to the Initial Owner the Ownership Interest comprising all the right, title and interest of the Company in and to the Mortgage Loans, including all interest at the applicable Mortgage Loan Remittance Rate and principal received on or with respect to the Mortgage Loans after the Cut-off Date set forth in the applicable
Reference Agreement (other than payments of principal and interest due on the
Mortgage Loans on or before the Cut-off Date) on a servicing retained basis.

     (b) In connection with the Company's assignment of the Mortgage Loans to the Initial Owner pursuant to the Reference Agreement, the Company shall deliver to, and deposit with, the Custodian, as the duly appointed agent of the Initial
Owner for such purpose, the following original documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

          (i) The original Mortgage Note, endorsed in blank by the Company without recourse, and showing an unbroken chain of endorsements from the originator thereof to the Company or an original lost note affidavit from the related Seller or the Company stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related
     Mortgage Note;

          (ii) The original Mortgage, noting the presence of the MIN of the
     Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated
     thereon or a copy of the Mortgage with evidence of recording indicated
     thereon;

          (iii) Unless the Mortgage Loan is registered on the MERS(R) System, an unrecorded original Assignment of the Mortgage from the Company in blank;

          (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the
     Company (or to MERS, if the Mortgage Loan is registered on the MERS(R)
     System and noting the presence of a MIN) with evidence of recordation noted
     thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

          (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

                                      -11-

          The Company may, in lieu of delivery of the original of the documents set forth in Section 2.01(b)(ii) through (v) (or copies thereof as permitted by
Section 2.01(b)) to the Custodian, retain such documents and hold such documents in trust for the use and benefit of all present and future Owners until 30 days following the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(ii) through (v) (or copies thereof as permitted by such
Section) for any Mortgage Loan. At such time, the Company shall deliver a complete set of such documents to the Custodian as the duly appointed agent of the Owner.

          In the event that the Company has been notified by the Custodian that it has delivered to the Custodian any Mortgage Note endorsed in blank or
Assignment of Mortgage in blank by a party other than the Company, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage
Note and Assignment of Mortgage into the name of the Company and deliver an endorsement in blank by the Company and an Assignment of the Mortgage from the
Company in blank in conjunction with the Interim Certification issued by the
Custodian as contemplated by Section 2.02.

     (c) Notwithstanding the provisions of Section 2.01(b), in the event that in connection with any Mortgage Loan the Company cannot deliver the original of the
Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or a copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by a public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the
Company shall deliver to the Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement. The Company shall promptly deliver to the Custodian such Mortgage, assignment, modification, assumption agreement or preferred loan agreement with evidence of recording indicated thereon in accordance with Section 2.01(b).

          In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will, at the Owner's request and sole cost and expense, cause the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Owner by including
(or, if applicable, deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field "Pool Field" which identifies the series in which such loans were sold. The Company further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this
Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

          Certain documents referred to in Section 2.01(b)(i) of the Agreement may be missing on or prior to the Closing Date. In the event such missing documents are not provided within 45 days after the Closing Date except as provided in the preceding paragraph, the Company shall repurchase the related
Mortgage Loans on the second Remittance Date after the Closing Date at the
Purchase Price for such Mortgage Loans.

     (d) Any documents required to be delivered to the Custodian by the Company pursuant to this Section 2.01 which are in the possession or control of the
Company or a

                                      -12-

Subservicer and which are not delivered to the Custodian or are requested from the Custodian in connection with the servicing of the Mortgage Loans are and shall be held by the Company, either directly or through the related
Subservicer, in trust for the benefit of the Owner.

          The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company.
The Company shall be responsible for maintaining, and shall maintain records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Owner.

     (e) Concurrently with the execution and delivery hereof, the Company hereby assigns to the Initial Owner, and the Initial Owner hereby assumes, all of the
Company's rights and obligations under the Seller's Agreements with respect to the Mortgage Loans, insofar as such rights and obligations relate to any representations and warranties regarding a Mortgage Loan made by a Seller under any Seller's Agreement and any remedies available under the Seller's Agreement for a breach of any such representations and warranties if the substance of such breach also constitutes fraud in the origination of the Mortgage Loan.

     (f) The Company hereby assigns to the Initial Owner its security interest in and to any Pledged Assets, and its right to receive amounts due or to become due in respect of any Pledged Assets pursuant to the related Subservicing
Agreement. With respect to any Pledged Asset Loan, the Company shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Initial Owner and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

     (g) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Initial Owner, without recourse (but subject to the
Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the
Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the
Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) all security interests in and lien of the Company as owner of such Mortgage Loan in the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that is credited to the Custodial Account, (iv) all documents, books and records

                                      -13-

concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds
(including proceeds from the Federal Deposit Insurance Corporation or the
Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Initial Owner, of any obligation of the Company, or any other person in connection with the
Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

     Section 2.02 Acceptance by the Initial Owner The Initial Owner, upon its receipt of the Initial Certification (as found on Exhibit One of the Custodial
Agreement attached hereto as Exhibit B) from the Custodian acknowledges receipt by the Custodian as the duly appointed agent of the Owner of the documents referred to in Section 2.01 above and declares that the Custodian, as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to the Custodian, as its agent, and the rights of the Company with respect to any Pledged Assets, in trust for the use and benefit of the Initial Owner and any other future Owner. The Custodian, being so obligated under a Custodial Agreement, shall, for the benefit of the Owner, review each Mortgage File delivered to it within 45 days after the Closing Date to ascertain that all required documents have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit A annexed hereto, and deliver to the Owner a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section
2.01(b) have been executed and received and that such documents relate to the
Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Pursuant to the Custodial Agreement, the Custodian shall notify the Owner and the Company if any document or documents constituting a part of the Mortgage File are missing or defective in respect of the items reviewed by it pursuant to the
Custodial Agreement. The Owner shall notify the Company and the Custodian of any such omission or defect which it finds in respect of any Mortgage Loan. If such omission or defect materially and adversely affects the interests of the Owner, the Company shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Company was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Owner within 90 days from the date the
Company was notified of such omission or defect by depositing in the Custodial
Account or otherwise delivering the Purchase Price for such Mortgage Loan to the
Company. The Company shall exercise reasonable efforts to enforce the related
Subservicer's or Seller's obligation to purchase such Mortgage Loan from the
Owner and, failing the related Subservicer's or Seller's purchase of such
Mortgage Loan, the Company shall either (i) correct or cure such omission or defect in respect of such Mortgage Loan or (ii) purchase at the Purchase Price such Mortgage Loan from the Owner within 120 days from the date the Company was notified of such omission or defect. Upon receipt from the Subservicer, Seller or the Company, as the case may be, such Purchase Price shall be deposited by the Company in the Custodial Account. Upon receipt by the Owner of written notification of such deposit signed by an officer of the Company, the Custodian shall release to the Company the related Mortgage File and the Owner shall execute

                                      -14-

and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the
Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS, and the Mortgage is registered on the MERS(R) System, the Company shall cause MERS to execute and deliver an Assignment in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. The obligation of the Seller or the Subservicer, as the case may be, to cure any material and adverse omissions or defects with respect to any
Mortgage Loan or to purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Owners.

     Section 2.03 Assignment of Mortgage Loans The Initial Owner shall have the right to assign its interest under this Agreement with respect to the Mortgage
Loans in whole but not in part and designate any person to exercise any rights of the Owner hereunder with respect to the Mortgage Loans, and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to the Mortgage Loans; provided, however, that (i) the Mortgage Loans shall at all times be subject to the terms of this Agreement; and (ii) the
Initial Owner may assign its interest under this Agreement to no more than three
Persons; and provided further, however, that the company shall be given thirty days' prior written notice before any such assignment shall be effective. Prior to assigning its interests under this Agreement, the Owner shall deliver a copy of this Agreement to such assignee or designee. Each assignee or designee may assign its interest in the Mortgage Loans owned by it in whole, and not in part, to no more than three Persons; provided, however, that at no time may there be more than three Owners. No sale or transfer of the Mortgage Loans or assignment of this Agreement shall be binding upon the Company for any purpose under this
Agreement unless the Owner proposing to make such sale, transfer or assignment and its prospective assignee have executed and delivered to the Company (with a copy to the Custodian) an assignment and assumption agreement in the form of
Exhibit E annexed hereto and the Company has acknowledged such agreement. No sale of the Mortgage Loans shall be made to any employee benefit plan or other plan that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or to any person or entity that is investing on behalf of or with "plan assets" of any
Plan or to any insurance company, other than an insurance company investing with funds held in its general account (if such funds do not include "plan assets" of any Plan), unless the Owner's prospective assignee provides the Company with a certification or Opinion of Counsel or both, which establishes to the Company's satisfaction that such disposition will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code.
The Company shall not be required to pay any costs or expenses incurred in connection with obtaining such Opinion of Counsel. The Company may require that such prospective assignee certify to the Company in writing the facts establishing that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code.

          The sale of the Mortgage Loans has not been registered or qualified under the Securities Act or any state securities law. No sale, transfer, pledge or other disposition of the Mortgage Loans or any interest therein shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or

                                      -15-

qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If an
Owner proposes to make a disposition (by sale, hypothecation, pledge or otherwise) without registration or qualification, the Company shall require, in order to assure compliance with such laws, that the Owner desiring to effect the disposition, and the Owner's prospective transferee, certify to the Company in writing the facts surrounding the disposition. Unless the Company requests otherwise, such certification of facts shall be in the form of an assignment and assumption agreement annexed hereto as Exhibit E. In the event that such certification of facts does not on its face establish that registration or qualification is not required, the Company may require an Opinion of Counsel satisfactory to it that the transfer may be made without such registration or qualification. Any such Opinion of Counsel shall not be an expense of the
Company. The Company is not obligated to register or qualify the Mortgage Loans under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Mortgage
Loans without registration or qualification.

          Upon compliance with the foregoing conditions and receipt of an assignment and assumption agreement executed by the Owner and its prospective assignee and acknowledged by the Company, the Company shall make the appropriate notations in its books to reflect the sale of the affected Mortgage Loans to such assignee, such assignee shall accede to the rights and the obligations of the Owner hereunder with respect to such Mortgage Loans, and the Owner shall be released from its obligations hereunder with respect to such Mortgage Loans that have been sold in accordance with this Agreement. For the purposes of this
Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records of the Company show such Person as the Owner of such Mortgage Loans. The Company shall not be responsible for expenses incurred by the Owner or any transferee in connection with any sale or transfer pursuant to this Section 2.03.

     Section 2.04 Representations and Warranties of the Company.

     (a) The Company hereby represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged
     Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not violate the Company's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or any of its assets;

                                      -16-

          (iii) This Agreement, assuming due authorization, execution and delivery by the Initial Owner, constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially adversely affect its performance hereunder;

          (v) No litigation is pending or, to the best of the Company's knowledge, threatened against the Company which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vi) The Company will comply in all material respects in the performance of this Agreement;

          (vii) No information, certificate of an officer, statement furnished in writing or report delivered by the Company to the Initial Owner will, to the knowledge of the Company, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

          (viii) The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS;

          (ix) The performance of the Company's obligations under this Agreement and the consummation of the transactions contemplated hereby do not require any consent, approval, authorization or order of, filing with or notice to any State of Minnesota agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given;

          (x) Each Mortgage Loan was originated by a Seller that was in good standing with the Company as a seller under the Program Guide at the time of purchase of the Mortgage Loan by the Company;

          (xi) The electronic data file listing the Mortgage Loans and characteristics thereof provided to the Initial Owner by the Company prior to the Closing Date is true and correct in all material respects; and

          (xii) The Company has complied with all anti-money laundering laws and regulations currently in effect and applicable to it.

                                      -17-

     (b) The Company further represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein, unless otherwise specified in the Reference Agreement:

          (i) The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct, in all material respects, at the date or dates respecting which such information is furnished;

          (ii) [reserved];

          (iii) Each Primary Insurance Policy insures the named insured and its successors and assigns, and the issuer of the Primary Insurance Policy is an insurance company whose claims-paying ability is currently acceptable to any nationally recognized rating agency;

          (iv) Immediately prior to the assignment of the Mortgage Loans to the
     Initial Owner, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation), and no action has been taken or failed to be taken by the
     Company that would materially adversely affect the enforceability of any
     Mortgage Loan or the interests therein of any holder of the Mortgage Loans;

          (v) No Mortgage Loan was 30 or more days delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off
     Date;

          (vi) Subject to clause (v) above as respects delinquencies, there is no default, breach, violation or event of acceleration existing under any
     Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Mortgage Loan;

          (vii) There is no delinquent tax or assessment lien against any
     Mortgaged Property;

          (viii) No Mortgagor has any right of offset, defense or counterclaim as to the related Mortgage Note or Mortgage except as may be provided under the Servicemembers Civil Relief Act;

          (ix) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy described under clause (xiv) below;

          (x) Each Mortgaged Property is free of damage and in good repair and no notice of condemnation has been given with respect thereto and the
     Company knows of

                                      -18-

     nothing involving any Mortgaged Property that could reasonably be expected to materially adversely affect the value or marketability of any Mortgaged
     Property;

          (xi) Each Mortgage Loan as of the time of its origination and as of the Closing Date complied in all material respects with all applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws;

          (xii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (i) in the case of a Mortgage that is a deed of trust, by trustee's sale, (ii) by summary foreclosure, if available under applicable law, and (iii) otherwise by foreclosure, and there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee's sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption;

          (xiii) With respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving, and except in connection with a trustee's sale after default by a Mortgagor, no fees or expenses are payable by the
     Company to the trustee under any Mortgage that is a deed of trust;

          (xiv) A policy of title insurance in the form and amount required by the Program Guide was effective as of the closing of each Mortgage Loan, is valid and binding and remains in full force and effect, unless the
     Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

          (xv) [reserved];

          (xvi) [reserved];

          (xvii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide including flood insurance if required under the National Flood Insurance
     Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorize the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefore from the Mortgagor;

          (xviii) If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the

                                      -19-

     remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

          (xix) Each Assigned Contract relating to each Pledged Asset Mortgage
     Loan is a valid, binding and legally enforceable obligation of the parties thereto, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor's rights;

          (xx) The Company is the holder of all of the right, title and interest as owner of each Pledged Asset Mortgage Loan in and to each of the Assigned
     Contracts delivered and sold to the Initial Owner hereunder, and the assignment hereof by the Company validly transfers such right, title and interest to the Initial Owner free and clear of any pledge, lien, or security interest or other encumbrance of any Person;

          (xxi) The full amount of the Pledge Amount with respect to such
     Pledged Asset Mortgage Loan has been deposited with the custodian under the
     Credit Support Pledge Agreement and is on deposit in the custodial account held thereunder as of the date hereof;

          (xxii) The Company is a member of MERS, in good standing, and current in payment of all fees and assessments imposed by MERS;

          (xxiii) No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

          (xxiv) With respect to each Mortgage Loan, either (i) the Mortgage
     Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the
     Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

          (xxv) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

          (xxvi) The appraisal was made by an appraiser who meets the minimum qualifications for appraisers as specified in the Program Guide;

          (xxvii) To the best of the Company's knowledge, any escrow arrangements established with respect to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note;

                                      -20-

          (xxviii) Each Mortgage Loan was originated (1) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (2) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (3) by a mortgage broker or correspondent lender;

          (xxix) All improvements which were considered in determining the
     Appraised Value of the Mortgaged Properties lie wholly within the boundaries and the building restriction lines of the Mortgaged Properties, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey;

          (xxx) Each Mortgage Note and Mortgage constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor's rights;

          (xxxi) [reserved];

          (xxxii) Each Mortgage Loan constitutes a qualified mortgage under
     Section 860G(a)(3)(A) of the Code and Treasury Regulations Section
     1.860G-2(a)(1);

          (xxxiii) To the best of the Company's knowledge, no Mortgagor has filed for relief under the Servicemembers Civil Relief Act or any similar state laws;

          (xxxiv) Each Mortgage constitutes a valid first lien on the related
     Mortgaged Property subject only to (1) the lien of current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, and such other permissible title exceptions as are listed in the Program Guide, and (3) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment and marketability of the Mortgaged Property;

          (xxxv) No Mortgage Loan secured by a property located in the State of
     Georgia was originated on or after October 1, 2002 and before March 7,
     2003;

          (xxxvi) None of the Mortgage Loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees;

          (xxxvii) No Mortgage Loan is subject to the provisions of the Home
     Ownership and Equity Protection Act of 1994 ("HOEPA");

          (xxxviii) No Mortgage Loan originated on or after October 1, 2002 provides for the payment of a Prepayment Premium beyond the three year term following the

                                      -21-

     origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a Prepayment Premium beyond the five-year term following the origination of the Mortgage Loan;

          (xxxix) The Company has fully furnished, in accordance with the Fair
     Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information
     Company (three of the credit repositories), on a monthly basis;

          (xl) Article XVI, Section 50(a)(6) of the Texas Constitution is not
     applicable to the Mortgage Loan or the origination thereof. If the Mortgage
     Loan was originated in Texas, it is not a cash-out refinancing;

          (xli) Each Mortgage Loan has a Debt-to-Income Ratio of 60% or less;

          (xlii) With respect to any Mortgage Loan originated on or after August
     1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage
     Loan; and

          (xliii) No Mortgage Loan has a Loan-to-Value Ratio greater than
     95.00%.

          It is understood and agreed that the representations and warranties set forth in this Section 2.04 and Section 4 of the Reference Agreement shall survive the sale of the Mortgage Loans and shall inure to the benefit of the
Owner, notwithstanding any restrictive or qualified endorsement or assignment.
Upon discovery by either the Company or the Owner of a breach of any of the representations and warranties in this Section 2.04 or Section 4 of the
Reference Agreement which materially and adversely affects the interest of the
Owner in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 90 days of its discovery or its receipt of notice of any such breach, the Company shall (i) cure such breach in all material respects or (ii) repurchase such Mortgage Loan at the Purchase
Price; provided that the Company shall have no obligation to cure any breach or repurchase any Mortgage Loan if the substance of such breach also constitutes fraud in the origination of the Mortgage Loan. The Purchase Price for the repurchased Mortgage Loan shall be deposited by the Company in the Custodial
Account and, upon receipt by the Owner of such Purchase Price, the Owner shall cause the Custodian to promptly deliver the related Mortgage File to the
Company. If any breach of representation or warranty set forth in clause (xi) of this Section 2.04 gives rise to an obligation to repurchase a Mortgage Loan pursuant to this Section 2.04, then the Seller shall pay to the Owner, as and when required to be paid by the Owner under this Section 2.04, an amount equal to any liability, penalty or expense that is actually incurred and paid by the
Owner and that directly resulted from such breach. The Company shall prepare the
Assignment of the related Mortgage for execution by or at the direction of the
Owner, as applicable, and shall pay all costs and expenses reasonably incurred by the Owner in effecting the reconveyance of a repurchased Mortgage Loan including, without limitation, the cost of recording the Assignment of the related Mortgage for any Mortgage Loan that is not registered with MERS. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the

                                      -22-

sole remedy respecting such breach available to the Owner.

     Section 2.05 Representations, Warranties and Covenants of the Initial
Owner. The Initial Owner hereby represents and warrants to, and covenants with, the Company that as of the Closing Date:

          (i) The Initial Owner understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Initial Owner is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Initial Owner considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Initial Owner has been furnished with all information regarding the Mortgage Loans that it has requested from the Company. Neither the Initial Owner nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the
     Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
     Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the
     Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the
     Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

          (ii) The Initial Owner is either (a) not a Plan that is subject to
     ERISA or Section 4975 of the Code and not a Person acting, directly or indirectly, on behalf of or investing with "plan assets" of any such Plan or (b) an employee benefit plan that is subject to ERISA or Section 4975 of the Code and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of
     ERISA or Section 4975 of the Code;

          (iii) The Company and Initial Owner have executed this Agreement, the
     Reference Agreement and the Custodial Agreement contemporaneously with the sale of the Mortgage Loans by the Company to the Initial Owner and the
     transfer of the purchase price by the Initial Owner to the Company. The
     Board of Directors of the Initial Owner has approved this Agreement, the
     Reference Agreement and the Custodial Agreement and such approval is reflected in the minutes of the Board of Directors;

          (iv) The Initial Owner shall maintain this Agreement, the Reference
     Agreement and the Custodial Agreement continuously, from the time of their execution, as an official record of the Initial Owner; and

                                      -23-

          (v) The Initial Owner has the full power and authority to purchase the
     Mortgage Loans and to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement, the Reference
     Agreement and the Custodial Agreement, has duly authorized the execution and delivery of this Agreement, the Reference Agreement and the Custodial
     Agreement, and this Agreement, the Reference Agreement and the Custodial
     Agreement each constitute the legal, valid and binding obligation of the
     Initial Owner, enforceable against it in accordance with their respective terms.

          Notwithstanding the foregoing, the Initial Owner shall indemnify the
Company for any loss or liability incurred by the Company arising (i) from any breach of warranty or representation of the Initial Owner made herein that materially and adversely affects the interests of the Company or (ii) by reasons of willful misfeasance, bad faith or gross negligence of the Initial Owner in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

     Section 2.06 Protection of Confidential Information and Consumer
Information.

     (a) The Owner agrees that the Sellers are customers of the Company and that the relationships between the Company and such Sellers are confidential (the
"Confidential Information"). The Owner agrees that it shall not directly solicit the Sellers of Mortgage Loans for the purpose of purchasing loans similar to the
Mortgage Loans from any such Seller following the Closing Date unless (i) such a relationship already exists between the Owner or its affiliates and such Seller,
(ii) such a purchase of a mortgage loan is established by a broker or agent of the Owner, which agent or broker is acting independently, and neither the Owner nor its affiliates have provided such broker or agent with any Confidential
Information, or (iii) such a purchase of a mortgage loan is in the Owner's ordinary course of business and is not based on the use of Confidential
Information. The Owner and the Company shall keep confidential and shall not, without the Company's or Owner's prior written consent, divulge to any party the price paid by the Owner for the Mortgage Loans, except to the extent that it is appropriate for the Owner or the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

     (b) The Owner agrees that the Owner (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information,
(ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer
Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect
Consumer Information from unauthorized access, and (v) shall immediately notify the Company of any actual or suspected breach of the confidentiality of Consumer
Information.

          The Owner shall indemnify, defend and hold the Company harmless from and against any loss, claim or liability the Company may suffer by reason of the
Owner's failure to perform the obligations set forth in this Section 2.06(b).

                                      -24-

     (c) The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer
Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of
Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv)
shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall immediately notify the Owner of any actual or suspected breach of the confidentiality of
Consumer Information.

          The Company shall indemnify, defend and hold the Owner harmless from and against any loss, claim or liability the Owner may suffer by reason of the
Company's failure to perform the obligations set forth in this Section 2.06(c).

     (d) The agreements under this Section 2.06 shall survive any termination of this Agreement.

     Section 2.07 First Payment Default.

     If the related Mortgagor is thirty (30) days or more delinquent with respect to the first Monthly Payment under a Mortgage Loan, the Company shall, at the Owner's option, repurchase such Mortgage Loan from the Owner in accordance with Section 2.04 hereof; provided that the Company shall not be required to repurchase such Mortgage Loan if it can demonstrate to the Owner's reasonable satisfaction within thirty (30) days of such reported delinquency that the related Mortgagor timely made all payments required of the Mortgagor but such payment was otherwise misapplied.

     Section 2.08 Delivery of Collateral Documents.

     Upon request from the Owner, the Company shall deliver no later than thirty
(30) days after such request copies of any documents related to a Mortgage Loan that required to be delivered pursuant to Section 2.01(b) but are held by the
Company, to the Owner at the direction of the Owner. If the Company fails to furnish copies within the time period specified in this Section after the Owner has requested such copies, the Company shall repurchase such Mortgage Loan from the Owner in accordance with Section 2.04 hereof.

     In connection with any Mortgage Loan that is a "Streamline Refi" Mortgage
Loan, upon request from the Owner, the Company shall deliver, no later than thirty (30) days after such request, copies of any documents related to the original mortgage loan that was the subject of the refinancing; provided, however, that any such document was required to be included in the related mortgage loan file pursuant to the related underwriting guidelines which have been provided to the Owner. If the Company fails to furnish such copies within the time period specified in this Section after the Owner has requested such copies, the Company shall repurchase such Mortgage Loan from the Owner in accordance with Section 2.04 hereof.

                                      -25-

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 3.01 Company to Act as Servicer. The Company shall act as master servicer, and in such capacity shall service and administer the Mortgage Loans in accordance with this Agreement and the Program Guide, and in connection therewith shall follow such procedures as it would employ in its good faith business judgment which are normal and usual in its general mortgage servicing activities for mortgage loans similar to the Mortgage Loans, and as if the loans were owned by the Company. The Company shall have full power and authority to the extent provided herein, acting alone and/or through the Subservicer as provided in Section 3.02, to do or cause to be done any and all things which it may deem necessary or desirable in connection with such servicing and administration. The Company will perform its duties and obligations as master servicer hereunder in accordance with all applicable laws in all material respects. The Owner shall furnish the Company and any Subservicer with any powers of attorney and other documents necessary or appropriate to enable the
Company to service and administer the Mortgage Loans.

     Section 3.02 Agreements Between Company and Subservicer. The Company may
enter into one or more Subservicing Agreements with one or more Subservicers for the servicing and administration of the Mortgage Loans. Each Subservicer shall be approved by the Company as a servicer in accordance with the terms and conditions of the Program Guide and shall be entitled to receive and retain the
Subservicing Fee in respect of the related Mortgage Loans. References in this
Agreement to actions taken or to be taken by the Company in servicing the
Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Company. Each Subservicing Agreement will be upon such terms and conditions as are required or permitted by the Program Guide and are not inconsistent with this Agreement. Any Subservicing Agreement shall be deemed to be between the Subservicer and the Company alone and the Owner shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as hereinafter set forth in this Section 3.02.

     The Company further is authorized and empowered by the Owner, in its own name or in the name of the Subservicer, when the Company believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R)
System, to execute and deliver, on behalf of the Owner any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the
Owner and its successors and assigns. The cost of any such registration, removal, assignment or re-recording shall be paid by the Owner.

          The Company shall be entitled to terminate any Subservicing Agreement that may exist and the rights and obligations of any Subservicer pursuant to any
Subservicing Agreement in accordance with the terms and conditions of such
Subservicing Agreement and without any

                                      -26-

limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Company or the Subservicer, all
servicing obligations of such Subservicer shall be assumed simultaneously by the
Company, and the Company shall either act as servicer of the related Mortgage
Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement.

          The Company shall remain obligated and primarily liable to the Owner for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans.

          In the event the Company shall for any reason no longer be the master servicer of the Mortgage Loans hereunder, the Successor Servicer appointed pursuant to Section 8.01, if any, or the Owner, as the case may be, shall thereupon assume all of the rights and obligations of the Company under each
Subservicing Agreement that may have been entered into, unless the Subservicer or Owner is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms.

          Section 3.03 Collection of Certain Mortgage Loan Payments and
Liquidation of Mortgage Loans. The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage
Loans. Consistent with the foregoing, the Company may in its discretion (i)
waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) only upon determining that the coverage of such Mortgage Loan by the related mortgage insurance policy if any, will not be affected, extend the Due Dates for the Monthly Payments due on a Mortgage Note in accordance with the Program Guide.

          Section 3.04 Principal and Interest Accounts. In those cases where a
Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more principal and interest accounts in accordance with the Program Guide. The Subservicer will generally be required to deposit into such accounts all proceeds of Mortgage
Loans received by the Subservicer, less its servicing compensation, and remit such amounts to the Company as described in the Subservicing Agreement.

          Section 3.05 Escrow Accounts. In addition to the principal and interest account described in Section 3.04, the Company shall cause each
Subservicer pursuant to the related Subservicing Agreement to establish and maintain one or more escrow accounts for the benefit of the Company and deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums, mortgage insurance policy premiums, if applicable, and comparable items for the account of the Mortgagors.

          Section 3.06 Custodial Account. The Company shall establish and maintain one or more Custodial Accounts, which may be interest bearing accounts.
A Custodial Account may contain funds which do not belong to the Owner. Except as otherwise set forth below, the following payments and collections shall be deposited therein (other than in respect of principal

                                      -27-

and interest on the Mortgage Loans due on or before the Cut-off Date): (i) all payments on account of principal on the Mortgage Loans; (ii) all payments on account of interest on the Mortgage Loans, net of the Subservicing Fee or any
portion of the Servicing Fee payable to the Subservicer; (iii) all Insurance
Proceeds and Liquidation Proceeds; (iv) any Monthly Advances; (v) all proceeds of any Mortgage Loan repurchased pursuant to Sections 2.01(c), 2.02, 2.04 and clause (iii) of Section 7.01; (vi) any amounts required to be deposited pursuant to the first paragraph of Section 3.08 and (vii) any amounts received by the
Company in respect of Pledged Assets.

          With respect to Liquidation Proceeds, Insurance Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.01(c), 2.02 and 2.04 received in any calendar month, the Company may elect to treat such amounts as included in the Principal Remittance Amount for the Remittance Date
in the month of receipt, but is not obligated to do so. If the Company so elects, such amounts will be deemed to have been received on the last day of the month prior to the receipt thereof.

     Section 3.07 Permitted Withdrawals From the Custodial Account. The Company
may, from time to time as provided herein, make withdrawals from the Custodial
Account for the following purposes:

          (i) to make payments to the Owner in the amounts and in the manner provided for in Section 4.01;

          (ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made;

          (iii) to reimburse itself as to any Liquidated Mortgage Loan from related Liquidation Proceeds for related Monthly Advances, Insured Expenses and Liquidation Expenses, and to reimburse itself for any unpaid servicing compensation on such Liquidated Mortgage Loan;

          (iv) to reimburse itself as to any Mortgage Loan which became an REO
     Property, from related Liquidation Proceeds for related Insured Expenses and Liquidation Expenses;

          (v) (a) to pay to itself as servicing compensation any interest in respect of Partial Prepayments and any interest earned on or investment income with respect to funds in the Custodial Account and (b) to pay to itself as to each Mortgage Loan the Servicing Fee, and to the related
     Subservicer the Subservicing Fee;

          (vi) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.01(c), 2.02 and 2.04 all amounts received thereon and not required to be distributed to the Owner;

                                      -28-

          (vii) to reimburse itself for any Nonrecoverable Monthly Advance or to reimburse itself for any Liquidation Expenses not previously recovered pursuant to subclauses (iii) and (iv) above;

          (viii) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 5.01;

          (ix) to reimburse itself for any other expenses incurred and reimbursable to it pursuant to Section 3.12 or otherwise; and

          (x) to clear the Custodial Account of all amounts on deposit therein attributable to the Mortgage Loans upon the termination of this Agreement.

     Section 3.08 Permitted Instruments. The depository institution at which the
Custodial Account has been established may at the direction of the Company, invest the funds in the Custodial Account in Permitted Instruments, which shall mature not later than the Remittance Date next following the date of such investment. Subject to Section 3.16, all income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as such losses are realized. As used herein, Permitted Instruments shall include the following:

          (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase obligations with respect to any security described in clause (i) above maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by any nationally recognized rating agency in its highest short-term rating available;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a depository institution holding company system, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by any nationally recognized rating agency in its highest short-term rating available; and provided further that, if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided

                                      -29-

     further that, if the original maturity of such short-term obligations of a domestic branch of a foreign bank or trust company shall exceed 30 days, the short-term rating of such institution shall be rated by any nationally recognized rating agency in its highest short-term rating available;

          (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has a remaining maturity of not more than 30 days and has been rated by any nationally recognized rating agency in its highest short-term rating available;

          (v) a money market fund or a qualified investment fund rated by any nationally recognized rating agency in its highest short-term rating available; and

          (vi) other obligations or securities that are acceptable to any nationally recognized rating agency as a Permitted Instrument, as evidenced in writing.

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard
& Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Section 3.09 Primary Insurance Policies. The Company shall not take any action which would result in non-coverage under any applicable mortgage insurance policy or any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is in full force and effect on the Mortgage Loans as of the Cut-off Date, the Company shall use reasonable efforts to keep or cause to be kept in full force and effect each such mortgage insurance policy until the principal balance of the related Mortgage Loan is reduced to 80% or less of the Appraised Value in the case of such a Mortgage
Loan having a Loan-to-Value Ratio at origination in excess of 80%. The Company shall pay or use reasonable efforts to cause the premium for each mortgage insurance policy to be paid on a timely basis.

     Section 3.10 Maintenance of Hazard Insurance and Errors and Omissions and
Fidelity Coverage. (a) The Company shall use reasonable efforts to cause to be maintained for each Mortgage Loan and on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage and flood insurance in accordance with the Program Guide. Any amounts applied to the Company under any such policies (other than amounts applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.07. In the event that the Company shall obtain and maintain a blanket

                                      -30-

policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged
Property a policy complying with the first sentence of this Section 3.10(a) and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself and the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (b) The Company shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the
Company's officers and employees and other persons acting on behalf of the
Company in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by
Fannie Mae or Freddie Mac with respect to the Company if the Company were servicing and administrating the Mortgage Loans for Fannie Mae or Freddie Mac in
addition to other mortgage loans being serviced and administered by the Company.

     Section 3.11 Enforcement of Due-On-Sale Clauses. (a) When any Mortgaged
Property is conveyed, the Company shall declare such Mortgage Loan due and payable and shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage in accordance with the Program Guide, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any insurance policy. Notwithstanding the foregoing:

          (i) the Company shall not be deemed to be in default under this
     Section 3.11(a) by reason of any transfer or assumption which the Company is restricted by law from preventing; and

          (ii) if the Company determines that it is reasonably likely that any
     Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Company shall not be required to enforce the due-on-sale clause or to contest such action.

     (b) Subject to the Company's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or
Mortgage which requires the signature of the Owner, or if an instrument of release signed by the Owner is required releasing the Mortgagor from liability on the Mortgage Loan, the Company is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Owner, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or
Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with

                                      -31-

any applicable laws regarding assumptions or the transfer of the Mortgaged
Property to such Person. The Company shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any related insurance policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the
Mortgage, (B) such transaction will not adversely affect the coverage under any related Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the
Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged
Property is to be released from liability on the Mortgage Loan, such release will not (based on the Company's or the Subservicer's good faith determination)
adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Company in accordance with the foregoing, the
Custodian shall execute any necessary instruments for such assumption or substitution of liability as directed by the Company. Upon the closing of the transactions contemplated by such documents, the Company shall cause the originals or true and correct copies of the assumption agreement, the release
(if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Custodian and deposited with the Mortgage File for such
Mortgage Loan. Any fees collected by the Company or the related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Company or such Subservicer as additional servicing compensation. The Company shall notify the Owner, in writing, of any such assumption, modification, supplement or substitution of liability with respect to any Mortgage Loan and the date thereof.

     (c) The Company or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby.
Any fee collected by the Company or the related Subservicer for processing such a request will be retained by the Company or such Subservicer as additional servicing compensation.

     (d) Subject to any other applicable terms and conditions of this Agreement, the Custodian and Company shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the
Custodian and Company with a "Certification" in the form attached hereto as
Exhibit F, in form and substance satisfactory to the Custodian and Company, providing the following: (i) that the Mortgage Loan is secured by Mortgaged
Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage

                                      -32-

Loan following the proposed assignment will have a rate of interest at least
0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan, upon approval of such assignment in lieu of satisfaction with respect to any Mortgage Loan, the Company shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Company shall treat such amount as a Full
Prepayment with respect to such Mortgage Loan for all purposes hereof.

     Section 3.12 Realization Upon Defaulted Mortgage Loans.

     (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.03. In connection with such foreclosure or other conversion, the Company shall, consistent with this
Agreement, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided that the Company shall not be liable in any respect hereunder if the Company is acting in a manner that is consistent with the provisions of this Agreement and the Custodial Agreement. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Owner after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds from the related Mortgaged
Property, as contemplated in Section 3.07. In the event of a determination by the Company pursuant to this Section 3.12(a), the Company shall be entitled to reimbursement of its funds so expended pursuant to Section 3.07. The Company shall be responsible for all other costs and expenses incurred by it in any such proceeding; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 3.07.

          For so long as the Company is the Master Servicer under the Credit
Support Pledge Agreement, the Company shall perform its obligations under the
Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Initial Owner. Further, the Company shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.03; provided that the Company shall not, on behalf of the Initial Owner, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that
(i) the Company shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged
Property, and (ii) the Company shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Company would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement

                                      -33-

governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.07. Any other payment received by the Company in respect of such Pledged
Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.07.

     (b) Any proceeds collected by the Subservicer and received by the Company with respect to any Mortgage Loan, including without limitation, Insurance
Proceeds, Liquidation Proceeds or any other proceeds realized with respect to the sale of the Mortgage Loan (other than any such amounts relating to REO
Property) shall be applied as follows: first, to reimburse the Subservicer and the Company for all unreimbursed Monthly Advances with respect to such Mortgage
Loan and servicing advances and expenses incurred by the Subservicer and the
Company with respect to such Mortgage Loan in accordance with the Program Guide and this Agreement, including without limitation, taxes, assessments and hazard insurance premiums; second, to pay to the Company any unpaid Servicing Fees and
Subservicing Fees owed with respect to the related Mortgage Loan; third, to pay to the Owner an amount equal to accrued and unpaid interest on the Principal
Balance of such Mortgage Loan at the Mortgage Loan Remittance Rate to the Due
Date prior to the Remittance Date on which such amounts are to be distributed;
fourth, to pay to the Owner an amount equal to the Principal Balance of such
Mortgage Loan; and fifth, to pay to the Company any amounts remaining.

     Section 3.13 Owner to Cooperate; Release of Mortgage Files.

     (a) Upon becoming aware of the payment in full of any Mortgage Loan or upon the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Owner and the Custodian by delivering to the Owner and the Custodian a Request for Release. Upon receipt of such Request for Release, the Owner shall promptly cause the Custodian to release the related Mortgage File to the
Company. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to funds attributable to the
Mortgage Loans on deposit in the Custodial Account.

     (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Company will deliver to the Owner and the Custodian a
Request for Release. Upon receipt of such Request for Release, the Owner shall promptly cause the Custodian to deliver the related Mortgage File, as requested, to the Company. The Company shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Company no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Custodial
Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially.

     Section 3.14 Reports to the Owner.

     (a) The Company will deliver to the Owner on or before March 31 of each year, beginning with the first March 31 that occurs at least six (6) months after the Cut-off Date, a

                                      -34-

certificate of an officer of the Company stating, as to each signer thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under agreements similar to this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Company has fulfilled its obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this
Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each
Subservicer has fulfilled its material obligations under its Subservicing
Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations as it relates to the Mortgage Loans, specifying such default known to such officer and the nature and status thereof.

     (b) On or before March 31 of each year, beginning with the first March 31 that occurs at least six (6) months after the Cut-off Date, the Company shall cause a firm of independent public accountants which is a member of the American
Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under various agreements (including this
Agreement) similar one to another and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program
for Mortgages serviced for Freddie Mac requires it to report. The Company shall use its best efforts to eliminate any such reported exceptions or errors as promptly as practicable.

     Section 3.15 REO Property. In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale to the REO Property shall be taken in the name of the Owner of the related Mortgage Loan on the date (the "Acquisition Date") on which such
Mortgaged Property becomes an REO Property, or in the name of such other Person or Persons as requested by the Owner, provided, however, that title to the REO
Property shall not be taken in the name of the Company unless the Company has obtained an Opinion of Counsel satisfactory to it from an attorney duly licensed to practice law in the State where the REO Property is located to the effect that the Company shall not suffer any adverse tax, financial, regulatory or licensing consequences as a result of obtaining record title to the REO property. The Person or Persons other than the Owner holding record title to an
REO Property shall acknowledge in writing that such title is being held as nominee for the Owner.

          The Company by itself or through an affiliate shall manage or cause the Subservicer to manage the REO Property in accordance with the terms and provisions of the Program Guide and in a manner that is consistent with the manner in which it would manage its own property, and in a manner that is in the best interests of the Owner. Any proceeds collected by the Subservicer after the
Acquisition Date with respect to the REO Property, including without limitation, insurance, liquidation or any proceeds realized with respect to the sale or rental of the REO Property (collectively, the "Cash Receipts") shall be promptly applied as follows: First, to pay the commission of the broker, if any, who introduced the purchaser of the REO Property to the Subservicer; Second, to reimburse the Subservicer and the Company for all unreimbursed Monthly Advances and pre and post Acquisition Date cash outlays made by the

                                      -35-

Subservicer and the Company (or such affiliate) with respect to such REO
Property in accordance with the Program Guide, including without limitation, taxes, assessments and hazard insurance premiums; and Third, to pay a management fee to the Company in an amount equal to the greater of (a) $200 per month for each month which has expired since the Acquisition Date, and (b) $1,000. All
Cash Receipts remaining thereafter shall be distributed to the Owner on the
Remittance Date which occurs in the month following the sale of the REO
Property.

          Upon prior written notice to the Company, the Owner shall have the right, but not the obligation, to request the transfer of servicing of any
Mortgaged Property that becomes an REO property from the Company to the Owner, or as otherwise designated by the Owner. Such notice shall be provided within 30 days of the Mortgaged Property becoming an REO property. All unreimbursed
Monthly Advances and pre and post Acquisition Date cash outlays made by the
Subservicer and the Company (or any affiliate) with respect to such REO property shall be deducted from the Remittance Amount, on any subsequent Remittance Date until reimbursed in full. Such transfer shall occur 10 Business Days after the date of such written notice or such date as is mutually agreeable to the Company and the Owner. After the date of such transfer, the Company shall have no further obligation hereunder to service or remit funds with respect to such REO
Property.

          The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the
Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the
Owner as to the progress being made in selling such REO Property.

          The Company and the Owner hereby agree that the Subservicer shall be relieved of its obligation, as set forth in the Program Guide, to advance to the
Company on the 18th day of the month following the Acquisition Date uncollected principal and net interest with respect to the Mortgage Loan relating to the REO
Property.

                                      -36-

     Section 3.16 Compensating Interest. Notwithstanding any other provisions contained herein, the amount of servicing compensation that the Company shall be entitled to receive for its activities hereunder for the period ending on each
Remittance Date shall be reduced (but not below zero) by an amount equal to
Compensating Interest (if any) for such Remittance Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or
Subservicing Fee to which the Company is entitled pursuant to Section 3.07, and second, to any income or gain realized from any investment of funds held in the
Custodial Account to which the Company is entitled pursuant to Section 3.08. In making such reduction, the Company (i) will not withdraw from the Custodial
Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.07, and (ii) will not withdraw from the Custodial Account any such amount to which it is entitled pursuant to
Section 3.08.

     Section 3.17 Filing Requirements. In the event that the Mortgage Loans in a
Mortgage Pool are transferred by the Owner directly or indirectly to a securitization trust (a "Securitization Trust"), other than pursuant to Section
3.18(a), then, upon request of the Owner or any other person as specified in the related pooling and servicing agreement or similar agreement (and except as otherwise specified therein), the Company shall cause the servicing officer in charge of servicing of the Company to execute and deliver a certification (the
"Backup Certification") in the form attached hereto as Exhibit H in connection with such Securitization Trust, not later than March 20 of each calendar year following the first fiscal year of the Securitization Trust; provided that such
Backup Certification shall no longer be required if periodic reports under the
Securities Exchange Act of 1934 are no longer required with respect to the
Securitization Trust.

     Section 3.18 Securitization.

     (a) The Owner shall have the option to sell the Mortgage Loans in a
Mortgage Pool in a securitization transaction offered pursuant to the shelf registration statement under the Securities Act of the Company's affiliate,
Residential Funding Mortgage Securities I, Inc. (an "RFMSI Securitization"),
with the Company's consent which will not be unreasonably withheld. In the event of an RFMSI Securitization, the Owner shall be obligated to reimburse the
Company for all expenses incurred by the Company in connection with the transaction (including SEC filing fees), and in addition the Owner shall pay to the Company a fee for the use of the shelf registration statement as determined by the Company in its sole discretion. In connection with an RFMSI
Securitization, the Company will continue to act as master servicer for the
Mortgage Loans in accordance with the terms of the related pooling and servicing agreement.

     (b) In connection with each RFMSI Securitization or any other securitization or synthetic securitization, the Company shall:

          (i) make all representations and warranties made herein with respect to the Mortgage Loans as of the Closing Date and with respect to the
     Company itself (other than the representations and warranties contained in
     Section 2.04(a)(iv), (v) or (viii)) as of the closing date of each such securitization transaction; and

          (ii) cooperate with the Owner with respect to all reasonable requests which have been made by the Owner by prior written notice, including providing the Owner and any supervisory agents or examiners which may relate to the Owner access to any

                                      -37-

     documentation regarding the Mortgage Loans which may be required by any applicable regulations in the manner and under the terms set forth in
     Section 5.05; provided however, the Company shall not incur any additional expense in connection with the foregoing.

     Section 3.19 Credit Risk Advisor. The Owner may in its discretion designate an entity to act as credit risk advisor for the Mortgage Loans; provided that
(i) the credit risk advisor shall have no control over the servicing activities of the Company under the related pooling and servicing agreement, (ii) the credit risk advisor must execute a confidentiality agreement and other documentation customarily used by the Company in connection with similar transactions, in forms acceptable to the Company in its sole discretion, and
(iii) the Company shall not be required to alter its computer programs or customary servicing practice without the Company's consent or to incur any expenses to provide such reports in any manner that is inconsistent with the
Company's reporting procedures as of the date hereof, unless the Owner shall reimburse the Company for the costs associated with such customized reports.

                                      -38-

                                   ARTICLE IV

                              PAYMENTS TO THE OWNER

     Section 4.01 Distributions. On each Remittance Date the Company shall distribute to the Owner of record on the next preceding Record Date either in immediately available funds (by wire transfer or otherwise), if such amount is in excess of $5,000, to the account of such Owner in accordance with the wire instructions set forth in, or provided to the Company in accordance with,
Section 8.04, or otherwise by check mailed to such Owner, the Remittance Amount payable to such Owner.

     Section 4.02 Statements to the Owner Concurrently with each distribution charged to the Custodial Account, the Company shall forward by mail to the
Owner, and make available to the Owner via electronic format, a statement setting forth certain information in respect of the Mortgage Loans including:

          (i) the amount, if any, of such distribution allocable to principal and/or interest;

          (ii) the amount of related servicing compensation received by the
     Company and the Subservicer and such other customary information as the
     Company deems necessary or desirable to enable the Owner to prepare its tax returns;

          (iii) the number and aggregate Principal Balance of the Mortgage Loans at the close of business on such Remittance Date after giving effect to all distributions allocable to principal made on such Remittance Date, including, for this purpose, the Principal Balances of all Mortgage Loans purchased pursuant to Section 2.02 or 2.04 the proceeds of which are being distributed on such Remittance Date;

          (iv) on the basis of the most recent reports furnished to it by the
     Subservicer, the number and aggregate principal balances of Mortgage Loans in each Mortgage Pool delinquent (a) one month, (b) two or more months, and
     (c) the number and aggregate balance of Mortgage Loans that are in foreclosure;

          (v) the number and aggregate balance of REO Properties; and

          (vi) the Pass-Through Rate for such Remittance Date.

          Within a reasonable period of time after the end of each calendar year, the Company shall furnish to the Owner a statement containing the information set forth in clauses (i) and (ii) above aggregated for such calendar year. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Company pursuant to any requirements of the Code as from time to time in force.

                                      -39-

     Section 4.03 Distribution Reports; Monthly Advances by the Company Prior to
the close of business on the Business Day next succeeding each Determination
Date, the Company shall forward by mail to the Owner, and make available to the
Owner via electronic format, a statement to the Owner setting forth the amount to be distributed on the next succeeding Remittance Date on account of principal of and interest on the Mortgage Loans. Prior to such time as title to a
Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, on or before each Remittance Date, the Company shall either (i) deposit in the
Custodial Account an amount equal to the Monthly Advance, if any, or (ii) cause to be made an appropriate entry in the records of the Custodial Account that funds in such account that are being held for future distribution or withdrawal or which do not belong to the Owner have been used by the Company in discharge of any such Monthly Advance or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly Advance. Any funds being held for future distribution to the Owner and so used shall be replaced by the Company by deposit in the Custodial Account on any future
Remittance Date to the extent that funds in the Custodial Account relating to the Mortgage Loans on such Remittance Date shall be less than payments to the
Owner required to be made on such date.

     Section 4.04 Reports and Returns to be Filed by the Company. The Company
shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any
Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by
Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections
6050H, 6050J and 6050P of the Code.

                                      -40-

                                   ARTICLE V

                                   THE COMPANY

     Section 5.01 Liability of the Company and Others The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

          Neither the Company, nor any of the directors, officers, employees or agents of the Company shall be under any liability to any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding the foregoing, the Company shall indemnify the Owner for any loss or liability incurred by such Owner arising (i) from any breach of warranty or representation of the Company made herein that materially and adversely affects the interests of the Owner and the related Mortgage Loan is not purchased by the Company, the Subservicer or the Seller pursuant to the terms of this Agreement or (ii) by reasons of willful misfeasance, bad faith or gross negligence of the Company in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The
Company and any director, officer, employee or agent of the Company shall be indemnified by each Owner, jointly and severally, and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, or by reason of a material breach by the Company of any representation or warranty made by it herein.

          The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this
Agreement and which in its opinion may involve it in any expense or liability;
provided, however, that the Company may in its discretion undertake any such legal action which it may deem necessary or desirable in respect to this
Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable or reimbursable out of the
Custodial Account as provided by Section 3.07 and, notwithstanding any other provision hereof, distributions pursuant to Section 4.01 shall be reduced accordingly.

     Section 5.02 Merger or Consolidation of the Company The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of

                                      -41-

Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 5.03 Company Resignation; Assignment of Agreement The Company may
assign this Agreement or resign from the obligations and duties hereby imposed on it upon 60 days prior written notice to the Owner. Upon the Company's resignation, the Owner shall either assume the responsibilities, duties, rights and obligations of the Company or appoint a Successor Servicer in accordance with Section 8.01. No such resignation shall become effective until a successor which satisfies the requirements of Section 8.01 and is mutually acceptable to the Company and the Owner has assumed the Company's duties hereunder, unless a determination has been made that the Company's duties hereunder are no longer permissible under applicable law.

     Section 5.04 Compliance with REMIC Provisions If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO
Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i)
endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined Section 860(a)(2) of the Code and the tax on
"contributions" to a REMIC set forth in Section 860(d) of the Code) unless the
Company has received an Opinion of Counsel (at the expense of the party seeking to take such an action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

     Section 5.05 Right to Examine Company Records The Owner, or its designee, shall have the right to examine and audit any of the related books, records or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Owner shall pay its own travel expenses and any other costs and expenses incurred by the Owner and the Company associated with such examination.

          The Company shall provide to the Owner and any supervisory agents or examiners which may relate to the Owner access to any documentation regarding the Mortgage Loans which may be required by any applicable regulations, including but not limited to any disaster recovery/business continuity plan and/or any measures taken by the Company to protect Consumer Information. Such access shall be afforded without charge, upon reasonable request, upon five
Business Days prior written notice, during normal business hours and at the offices of the Company, all in accordance with applicable federal government regulations.

                                      -42-

                                   ARTICLE VI

                                     DEFAULT

     Section 6.01 Events of Default of the Company. Event of Default, wherever used herein, means any one of the following events:

          (i) the Company shall fail to remit to the Owner any payment required to be made under the terms of this Agreement and such failure shall continue unremedied for a period of 5 days after the date upon which written notice or oral notice (promptly confirmed in writing) of such failure, requiring such failure to be remedied, shall have been given to the Company by the Owner; or

          (ii) the Company shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Company contained in this Agreement as it relates to the Owner and such failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Owner; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the
     Company or of, or relating to, all or substantially all of the property of the Company; or

          (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner by notice in writing to the Company, may terminate all of the rights and obligations of the Company under this Agreement other than its right to receive servicing compensation for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and may exercise any and all other remedies available at law or equity; provided, however, that any liability of the Company under this Agreement arising prior to such termination shall survive. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement shall, in accordance with Section 8.01, pass to and be vested in

                                      -43-

the Owner or the Successor Servicer appointed pursuant to Section 8.01. If the
Company obtains knowledge of an Event of Default, the Company shall promptly notify the owner thereof.

     Section 6.02 Waiver of Defaults. The Owner may waive such default by the
Company in the performance of its obligations hereunder and its consequences.
Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default, as defined in Section 6.01, arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                      -44-

                                   ARTICLE VII

                                   TERMINATION

     Section 7.01 Termination. The obligations and responsibilities of the
Company hereunder shall terminate upon the earlier of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan in the Mortgage Pool and the remittance of all funds due hereunder, or (ii) by mutual consent of the Company and the Owner in writing or
(iii) the purchase by the Company of all Mortgage Loans in the Mortgage Pool and
all property acquired in respect of any such Mortgage Loan remaining subject to this Agreement at a price equal to the aggregate Principal Balance of such
Mortgage Loans (including, with respect to any such Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired, the Principal
Balance thereof as of the date of such acquisition), together with interest on such aggregate Principal Balance at the then applicable Pass-Through Rate to the first day of the month in which such repurchase price is distributed to the
Owner.

          The right of the Company to purchase all the Mortgage Loans in the
Mortgage Pool and any related Mortgaged Properties pursuant to clause (iii) in the preceding paragraph is conditioned upon the number of outstanding Mortgage
Loans equaling five (5) or less at the time of purchase. In addition, the
Custodian shall, promptly following payment of the purchase price, release to the Company the Mortgage Files pertaining to the Mortgage Loans being purchased.

                                      -45-

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 8.01 Successor to the Company. Any successor servicer appointed as provided herein (the "Successor Servicer") shall have a net worth of not less than $10,000,000 and shall execute, acknowledge and deliver to the Company and the Owner an instrument accepting such appointment, whereupon such Successor
Servicer shall succeed to the rights and obligations of the Company under the
Subservicing Agreements and shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company with like effect as if originally named as a party to this Agreement. The
Successor Servicer shall promptly deliver a copy of any such instrument to the
Custodian. In connection with the termination or resignation of the Company as servicer hereunder, either (i) the Successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii)
the Company shall cooperate with the Successor Servicer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the
Mortgage from MERS to the Owner and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R)
System to the Successor Servicer. The Company shall file or cause to be filed any such assignment in the appropriate recording office. The Successor Servicer shall cause such assignment to be delivered to the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

     Section 8.02 Entire Agreement; Amendment This Agreement may be amended from time to time by the Company and the Owner by written agreement signed by the
Company and the Owner. This Agreement shall constitute the entire agreement between the parties.

     Section 8.03 GOVERNING LAW THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 8.04 Notices All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, or sent by overnight courier to (a) in the case of the Company, Residential Funding Corporation, 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: Office of the
President, and Residential Funding Corporation, 2255 N. Ontario Street, Suite
400, Burbank, California 91504, Attention: Servicing Manager and/or such other address as may hereafter be furnished to the Owner in writing by the Company,
(b) in the case of the Initial Owner, Bank of America, National Association,
Hearst Tower, NC1-027-21-04, 214 North Tryon Street, 21st Floor, Charlotte,
North Carolina 28255, Attention: Managing Director, or such other address or addresses as may hereafter be furnished to the Company in writing by the Initial
Owner, (c) in the case of any Owner other than the Initial Owner, to such address as may be furnished to the Company in writing by such Owner, and (d) in the case of the Custodian, Wells Fargo Bank, N.A., 1015 Tenth Avenue Southeast,
Minneapolis, Minnesota 55414,

                                      -46-

Attention: Mortgage Document Custody, or such other address or addresses as may hereafter be furnished to the Company in writing by the Custodian.

          Distributions that may be made by wire transfer pursuant to Section
4.01 shall be made in accordance with the wire instructions provided in the
Reference Agreement or in accordance with such other instructions as may hereafter by furnished to the Company in writing by the Owner, provided that such instructions have been received by the Company prior to the Record Date.

     Section 8.05 Severability of Provisions. If any provision of this Agreement or the Reference Agreement shall be for any reason whatsoever held invalid, then such provision shall be deemed severable from the remaining provisions of this
Agreement and the Reference Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Reference
Agreement.

     Section 8.06 No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Owner.

     Section 8.07 Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 8.08 Counterparts; Successors and Assigns. This Agreement may be
executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 5.03, this Agreement shall inure to the benefit of and be binding upon the Company and the Owner and their respective successors and assigns.

                                      -47-

          IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RESIDENTIAL FUNDING CORPORATION

                                        By: /s/ Heather Anderson
                                            ------------------------------------
                                            Name:  Heather Anderson
                                            Title: Associate

                                        BANK OF AMERICA, NATIONAL ASSOCIATION

                                        By: /s/ Bruce W. Good
                                            ------------------------------------
                                            Name: Bruce W. Good
                                            Title: Vice President

                                    EXHIBIT A

                           FORM OF REFERENCE AGREEMENT

                        RESIDENTIAL FUNDING CORPORATION,

                                  the Company,

                                       and

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                                the Initial Owner

                               REFERENCE AGREEMENT

                         Dated as of [_________ 1, 20__]

                            Fixed Rate Mortgage Loans

                              Series 20[__]-WH[__]

                               REFERENCE AGREEMENT

     THIS REFERENCE AGREEMENT, dated as of [_________ 1, 20__] (the "Reference
Agreement"), is hereby executed by and between RESIDENTIAL FUNDING CORPORATION, as seller and master servicer (the "Company") and BANK OF AMERICA, NATIONAL
ASSOCIATION, as initial owner (the "Initial Owner") under this Reference
Agreement and the Standard Terms and Provisions of Sale and Servicing Agreement,
dated as of [_________ 1, 20__] (as further amended or restated from time to time, the "Standard Terms"), all the provisions of which are incorporated herein and shall be a part of this Reference Agreement as if set forth herein in full
(this Reference Agreement together with the Standard Terms so incorporated, the
"Agreement").

                              PRELIMINARY STATEMENT

     The Initial Owner has agreed to purchase from the Company and the Company has agreed to sell to the Initial Owner, on a servicing retained basis and without recourse, a 100% undivided Ownership Interest in a pool of Mortgage
Loans having an aggregate outstanding principal balance as of the Cut-off Date of $[______________] as described in the Mortgage Loan Schedule attached hereto as Exhibit A.

     The Mortgage Loans are fixed rate, fully-amortizing mortgage loans with terms to maturity from the date of origination or modification of not more than
[30] years.

     In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Initial Owner and the Company agree hereby as follows:

Standard Terms; Designation.

     The Company and the Initial Owner acknowledge that the Standard Terms prescribe certain obligations of the Company and the Initial Owner with respect to the Mortgage Loans. The Company and the Initial Owner each agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that the Standard Terms are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     The Mortgage Loans are designated generally as the Fixed Rate Mortgage
Loans, Series 20[__]-WH[__].

Defined Terms.

     In addition to the definitions set forth in Section 1.01 of the Standard
Terms, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Closing Date: [___________ __, 20__].

     Cut-off Date: [___________ __, 20__].

     Purchase Price: As to any Mortgage Loan to be purchased on any date pursuant to Section 2.01(c), 2.02 or 2.04 an amount equal to the sum of (i) the
Principal Balance of the Mortgage Loan and (ii) interest on such Principal
Balance at the applicable Mortgage Loan Remittance Rate (or at (a) the applicable Mortgage Interest Rate less the related Subservicing Fee Rate in the case of a purchase made by a Subservicer; or (b) the applicable Mortgage
Interest Rate in the case of a purchase by a Seller) from the Due Date to which interest has last been paid or advanced to the first day of the month following the month of purchase.

     Servicing Fee Rate: As to each Mortgage Loan, an amount equal to 0.08% per annum plus, if such Mortgage Loan is not serviced by a Subservicer at the time of determination, an amount equal to the Subservicing Fee Rate for such Mortgage
Loan.

Conveyance of Mortgage Loans; Possession of Mortgage Files.

          The Company, simultaneously with the execution and delivery of this
Reference Agreement, does hereby sell, transfer and assign, without recourse, to the Initial Owner the Ownership Interest comprising all of the right, title and interest of the Company in and to the Mortgage Loans, including all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, interest at the applicable
Mortgage Loan Remittance Rate and principal received on or with respect to the
Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date) on a servicing retained basis, all other unscheduled collections collected in respect of the
Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing.
Additionally, in connection with the Company's assignment to the Initial Owner, and subject to Section 2.01 of the Standard Terms, the Company has delivered to, and deposited with, the Custodian, as the duly appointed agent of the Initial
Owner for such purpose, the documents or instruments or copies thereof set forth in Section 2.01(b) of the Standard Terms.

Additional Representations and Warranties of the Company.

     The Company hereby represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein:

     (i) The Mortgage Loans are conventional, fixed rate, fully-amortizing, level monthly payment mortgage loans having terms to maturity of not more than
[30] years from the date of origination or modification with monthly payments due on the first day of each month, with interest payable in arrears;

     (ii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy (a "Primary
Insurance Policy") covering at least 30% of the principal balance of the
Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and
90.01%, at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 90.00% and 85.01%, and at least 12% of the principal balance of the Mortgage Loan at origination if the
Loan-to-Value Ratio is between 85.00% and 80.01%;

     (iii) No Mortgage Loan provides for deferred interest or negative amortization;

     (iv) None of the Mortgage Loans is a Buydown Mortgage Loan; and

     (v) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File
Format For LEVELS(R) Version 5.6 Revised (attached hereto as Exhibit B)).

Wire Instructions.

     Distributions that may be made by wire transfer pursuant to Section 4.01 of the Standard Terms shall be made in accordance with the following wire instructions:

          Bank:
          ABA Number:
          Account Name:
          Account Number:
          Reference:

or in accordance with such other instructions as may hereafter be furnished to the Company in writing by the Owner, provided that such instructions have been received by the Company prior to the Record Date.

Counterparts.

     This Reference Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Governing Law.

     This Reference Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Amendment.

     This Reference Agreement may be amended from time to time by the Company and the Initial Owner by written agreement signed by the Company and the Initial
Owner.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RESIDENTIAL FUNDING CORPORATION

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        BANK OF AMERICA, NATIONAL ASSOCIATION

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A
                           TO THE REFERENCE AGREEMENT

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B
                           TO THE REFERENCE AGREEMENT

      APPENDIX E - STANDARD & POOR'S ANTI-PREDATORY LENDING CATEGORIZATION

                                    EXHIBIT B

                           FORM OF CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT

          THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of [_____________ 1, 20__] by and among,
RESIDENTIAL FUNDING CORPORATION (together with any successor in interest or successor under the Reference Agreement referred to below, the "Company"), WELLS
FARGO BANK, N.A. (together with any successor in interest or any successor appointed hereunder, the "Custodian") and BANK OF AMERICA, NATIONAL ASSOCIATION
(together with any successors in interest or assignees under the Reference
Agreement referred to below, the "Owner").

                                WITNESSETH THAT:

          WHEREAS, the Company and the Owner have entered into that certain
Standard Terms and Provisions of Sale and Servicing Agreement, dated as of
November 1, 2004 (as further amended or restated from time to time, the
"Standard Terms Agreement") and that certain Reference Agreement dated as of
[___________ , 20__] relating to the sale by Residential Funding Corporation of
Fixed Rate Mortgage Loans, Series [20__-WH__] (as in effect on the date of this
Agreement and together with the Standard Terms Agreement, the "Original Sale and
Servicing Agreement", and as amended and supplemented from time to time and together with the Standard Terms Agreement, the "Sale and Servicing Agreement");
and

          WHEREAS, the Custodian has agreed to act as agent for the Owner for the purposes of receiving and holding certain documents and other instruments delivered by the Company under the Sale and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Owner, the Company and the
Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Sale and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

     Section 2.01 Custodian to Act as Agent; Acceptance of Mortgage Files.

          The Custodian, as the duly appointed agent of the Owner for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage
Loans identified on Schedule A attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files, in trust, for the use and benefit of all present and future Owners.

     Section 2.02 Assignments.

          The Mortgage Files contain unrecorded assignments of the Mortgages executed by the Company in blank and the Mortgage Notes endorsed in blank by the
Company. Pursuant to the Sale and Servicing Agreement, the Company shall retain record title to each Mortgage during the term thereof in trust for the Owner as the owner thereof for the sole purpose of servicing the Mortgage Loans and the
Custodian shall hold such blank assignments, Mortgage Notes endorsed in blank and the remaining documents included in the Mortgage Files during the term of this Agreement in accordance with the terms hereof.

     Section 2.03 Review of Mortgage Files.

     (a) On or prior to the Closing Date, the Custodian shall deliver to the initial Owner an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the
Schedule attached hereto (the "Mortgage Loan Schedule"). The parties hereto acknowledge that certain documents referred to in Subsection 2.01(b) of the
Standard Terms Agreement may be missing on or prior to the Closing Date and such missing documents shall be listed as a Schedule to Exhibit One.

     (b) Within 45 days after the Closing Date, the Custodian agrees, for the benefit of Owner, to review, in accordance with the provisions of Section 2.01 of the Standard Terms Agreement, each Mortgage File, and shall deliver to the
Owner an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b)
of the Standard Terms Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim
Certification. For purposes of such review, the Custodian shall compare the following information in each Mortgage File to the corresponding information in the Mortgage Loan Schedule: (a) loan number, (b) Mortgagor name and (c) the original Mortgage Loan balance. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or that the MIN is accurate. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in respect of the items reviewed as described in this Section 2.3(b), in any material respect, the
Custodian shall promptly so notify the Company and the Owner.

                                        2

          In the event that the Company has been notified by the Custodian that it has delivered to the Custodian any Mortgage Note endorsed in blank or
Assignment of Mortgage in blank by a party other than the Company, the Custodian shall, at the request of the Company, complete the endorsement of the Mortgage
Note and Assignment of Mortgage into the name of the Company and deliver an endorsement in blank by the Company and an Assignment of the Mortgage from the
Company in blank within 45 days after the Closing Date as required by Section
2.01 of the Standard Terms Agreement.

     (c) Upon receipt of all documents required to be in the Mortgage Files the
Custodian shall deliver to the Owner a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

          Upon receipt of written request from the Company, the Custodian shall as soon as practicable supply the Company with a list of all of the documents relating to the Mortgage Loans which are not then contained in the Mortgage
Files.

     Section 2.04 Notification of Breaches of Representations and Warranties.

          If the Custodian discovers, in the course of performing its custodial functions, a breach of a representation or warranty made by the Company as set forth in the Sale and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company and the Owner.

     Section 2.05 Custodian to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the
Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall immediately notify the Custodian by delivering to the Custodian a Request for Release. Within five (5) Business
Days of receipt of such Request for Release, the Custodian shall release the related Mortgage File to the Company.

          Upon receipt of a Request for Release from the Company, signed by a servicing officer of the Company, stating that the Company or a Subservicer has made a deposit into the Custodial Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage
Loan, the Custodian shall release to the Company the related Mortgage File.

          From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any primary insurance policy, mortgage pool insurance policy or special hazard insurance policy, the Company shall deliver to the Custodian a Request for Release. Upon receipt of the foregoing, the Custodian shall deliver the requested Mortgage
File or document to the Company. The Company shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Company no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Immediately upon receipt of any Mortgage File returned to the Custodian by

                                        3

the Master Servicer, the Custodian shall deliver a signed acknowledgement to the
Master Servicer, confirming receipt of such Mortgage File.

          In addition, upon the written request of the Company, the Custodian will send to the Company copies of any documents contained in the Mortgage File.

     Section 2.06 Assumption Agreements.

          In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Sale and
Servicing Agreement, the Company shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

     Section 3.01 Custodian a Bailee and Agent of the Owner.

          With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the
Custodian is exclusively the bailee and agent of the Owner and undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. Except upon compliance with the provisions of Section 2.5 of this
Agreement, no Mortgage Note, Mortgage or other document constituting a part of a
Mortgage File shall be delivered by the Custodian to the Company or otherwise released from the possession of the Custodian.

          The Company shall promptly notify the Custodian in writing if it shall no longer be a member of MERS, or if it otherwise shall no longer be capable of registering and recording Mortgage Loans using MERS. In addition, the Company shall (i) promptly notify the Custodian in writing when a MERS Mortgage Loan is no longer registered with and recorded under MERS and (ii) concurrently with any such deregistration of a MERS Mortgage Loan, deliver an original Assignment from
MERS in blank.

     Section 3.02 Indemnification.

          The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any

                                        4

negligent act, negligent failure to act or willful misconduct on the part of the
Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section 3.03 Custodian May Own Mortgage Loans.

          The Custodian in its individual or any other capacity may become the owner or pledgee of Mortgage Loans with the same rights it would have if it were not Custodian.

     Section 3.04 Company to Pay Custodian's Fees and Expenses.

          The Company covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Company will pay or reimburse the
Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.05 Custodian May Resign; Company May Remove Custodian.

          The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning
Custodian and one copy to the successor Custodian. If no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor
Custodian.

          The Company may remove the Custodian at any time. In such event, the
Company shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Company.

          Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The
Company shall give prompt notice to the Owner of the appointment of any successor Custodian.

     Section 3.06 Merger or Consolidation of Custodian.

          Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any
Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or

                                        5

any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.07 Representations of the Custodian.

          The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01 Notices.

          All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.02 Amendments.

          No modification or amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Company shall give prompt notice to the Custodian of any amendment or supplement to the Sale and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.03 GOVERNING LAW.

          THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE
STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 4.04 Recordation of Agreement.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Company and at its expense on direction by the Owner, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Owner.

                                        6

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.05 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the rights of the Owner of the Mortgage Loans.

                                        7

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                        RESIDENTIAL FUNDING CORPORATION

Address:
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

Series [20__-WH__]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        WELLS FARGO BANK, N.A.

Address:
Mortgage Document Custody
One Meridian Crossings, 3rd Floor
Richfield, MN 55423

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        BANK OF AMERICA, NATIONAL ASSOCIATION

Address:
Hearst Tower
NC1-027-21-04
214 North Tryon Street, 21st Floor
Charlotte, NC 28255

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

STATE OF MINNESOTA )
                   ) ss.:
COUNTY OF HENNEPIN )

          On the ____ day of ____________, 20__ before me, a notary public in and for said State, personally appeared _____________, known to me to be an
Assistant Vice President of Wells Fargo Bank, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ----------------------------------------
                                                      Notary Public

[SEAL]

STATE OF MINNESOTA )
                   ) ss.:
COUNTY OF HENNEPIN )

          On the ___ day of ____________, 20__ before me, a notary public in and for said State, personally appeared ___________________, known to me to be a
Director of Residential Funding Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ----------------------------------------
                                                      Notary Public

[SEAL]

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )

          On the ___ day of ______________, 20__ before me, a notary public in and for said State, personally appeared _________________, known to me to be a
Vice President of Bank of America, National Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ----------------------------------------
                                                      Notary Public

[SEAL]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION

                                                                 __________,____

Bank of America, National Association
Hearst Tower
NC1-027-21-04
214 North Tryon Street, 21st Floor
Charlotte, NC 28255

Attention: Mr. Bruce Good:

          Re: Custodial Agreement dated as of [_________ 1, 20__] by and among
              Residential Funding Corporation, Wells Fargo Bank, N.A. and Bank
              of America, National Association, Fixed Rate Mortgage Loans,
              Series [20__-WH__]

Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial
Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note, or an original lost note affidavit from the related Seller or the Company stating that the original
Mortgage Note was lost, misplaced or destroyed, together with a copy of the related mortgage note) with respect to each Mortgage Loan identified on the
Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                        WELLS FARGO BANK, N.A.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT TWO

                                FORM OF CUSTODIAN
                              INTERIM CERTIFICATION

                                                                 __________,____

Bank of America, National Association
Hearst Tower
NC1-027-21-04
214 North Tryon Street, 21st Floor
Charlotte, NC 28255

Attention: Mr. Bruce Good:

          Re: Custodial Agreement dated as of [_________ 1, 20__] by and among
              Residential Funding Corporation, Wells Fargo Bank, N.A. and Bank
              of America, National Association, Fixed Rate Mortgage Loans,
              Series [20__-WH__]

Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial
Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Sale and Servicing Agreement with respect to each Mortgage Loan listed in the
Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage
Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                        WELLS FARGO BANK, N.A.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  EXHIBIT THREE

                                FORM OF CUSTODIAN
                               FINAL CERTIFICATION

                                                                 __________,____

Bank of America, National Association
Hearst Tower
NC1-027-21-04
214 North Tryon Street, 21st Floor
Charlotte, NC 28255

Attention: Mr. Bruce Good:

          Re: Custodial Agreement dated as of [_________ 1, 20__] by and among
              Residential Funding Corporation, Wells Fargo Bank, N.A. and Bank
              of America, National Association, Fixed Rate Mortgage Loans,
              Series [20__-WH__]

Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial
Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan
Schedule and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents referred to in Section 2.01(b)
of the Sale and Servicing Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan
Schedule.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                        WELLS FARGO BANK, N.A.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT C

                         FORM OF SUBSERVICING AGREEMENT

          This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _______ day of _________, ______, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and __________________________
(the "Seller/Servicer," and, together with Residential Funding, the "parties"
and each, individually, a "party").

          WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service
Loans for, Residential Funding, and Residential Funding desires to purchase
Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding
Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

          NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

     1.   INCORPORATION OF GUIDES BY REFERENCE.

          The Seller/Servicer acknowledges that it has received and read the
Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

     2.   AMENDMENTS.

          This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

     3.   REPRESENTATIONS AND WARRANTIES.

          a.   Reciprocal Representations and Warranties.

          The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

          (a)  Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do

               business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

          (b)  This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

          (c)  There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this
               Contract.

          (d)  Insofar as its capacity to carry out any obligation under this
               Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this
               Contract. Its execution of, and performance pursuant to, this
               Contract will not result in a violation of any of the foregoing.

          b.   Seller/Servicer's Representations, Warranties and Covenants.

          In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the
Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

     4.   REMEDIES OF RESIDENTIAL FUNDING.

          If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

     5.   SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

          At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

     6.   PRIOR AGREEMENTS SUPERSEDED.

          This Contract restates, amends and supersedes any and all prior Seller
Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

     7.   ASSIGNMENT.

                                        2

          This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding.
Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

     8.   NOTICES.

          All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

          If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:

          Attention:

          Telefacsimile Number: (____) _______ - _______

     9.   JURISDICTION AND VENUE.

          Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph
9.

     10.  MISCELLANEOUS.

          This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other

                                        3

agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this
Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This
Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

                                        4

          IN WITNESS WHEREOF, the duly authorized officers of the
Seller/Servicer and Residential Funding have executed this Seller/Servicer
Contract as of the date first above written.

                                        SELLER/SERVICER

ATTEST:
                                        ----------------------------------------
[Corporate Seal]                        (Name of Seller/Servicer)
(If none, so state.)                    By:
                                            ------------------------------------
                                        (Signature)

                                        By:
-------------------------------------   ----------------------------------------
(Typed Name)                            (Typed Name)
Title:                                  Title:
       ------------------------------          ---------------------------------

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
                                        By:
                                            ------------------------------------
                                        (Signature)

                                        By:
-------------------------------------       ------------------------------------
(Typed Name)                            (Typed Name)

Title:                                  Title:
       ------------------------------          ---------------------------------

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is dated _______, among
___________ ("Assignor"), ____________ ("Assignee") and ____________
("Company").

     For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. With respect to the mortgage loans listed in Schedule A hereto (the
"Mortgage Loans"), the Assignor hereby grants, transfers and assigns to the
Assignee all of the right, title and interest of the Assignor, as Owner, in, to and under that certain Sale and Servicing Agreement, Fixed Rate Mortgage Loans,
Series ________ - ________ (the "Servicing Agreement"), dated as of
____________, _________________ by and between the Company and
_________________, the Mortgage Loans delivered thereunder by the Company to the
Assignor and that certain Custodial Agreement, Series ________ - ________ (the
"Custodial Agreement"), dated as of _______________, ____________, by and among the Company, __________________________ and Wells Fargo Bank, N.A., as
custodian.

     2. The Assignor warrants and represents to, and covenants with, the
Assignee that:

          a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer such Mortgage Loans, which transfer is made subject to the terms and provisions of the Servicing Agreement but free from any other claims and encumbrances;

          b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Servicing Agreement or the Mortgage Loans;

          c. Unless noted below, the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Servicing
Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing
Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement, the Custodial Agreement or the
Mortgage Loans; and

          d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the
"Securities Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

     3. The Assignee warrants and represents to, and covenants with, the
Assignor and the Company pursuant to Section 2.03 of the Servicing Agreement that:

          a. The Assignee agrees to be bound, as Owner, by all of the terms, covenants and conditions of the Servicing Agreement, the Mortgage Loans and the
Custodial Agreement and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as Owner thereunder;

          b. The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The
Assignee is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the
Securities Act or any applicable state securities law. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The
Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the
Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the
Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

          c. The Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code")(a
"Plan") and not a Person acting, directly or indirectly, on behalf of or investing with "plan assets" of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code;

          d. The Assignee shall indemnify the Company for any loss or liability incurred by the Company arising (i) from any breach of warranty, representation or covenant of the Assignee made herein that materially and adversely affects the interests of the Company or (ii) by reasons of willful misfeasance, bad faith or gross negligence of the Assignee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder; and

          e. The Assignee's address for purposes of all notices and
correspondence related to the Mortgage Loans and the Servicing Agreement is:

          [Assignee's address]
          Attention:

                                       2

          Telephone:
          Fax:
          Email:

     The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

          For the account of
          ABA#:
          A/C#:
          A/C Name:
          Taxpayer ID#:

     4. From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records and the Company shall recognize the Assignee as the owner of the Mortgage Loans. The Company acknowledges that the Mortgage Loans may become part of a REMIC and the Company shall service the Mortgage Loans in accordance with the Servicing Agreement, the terms of which are incorporated herein by reference, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of the Assignor, the Company and the Assignee that the Servicing
Agreement shall be binding upon and inure to the benefit of the Company and the
Assignee and their respective successors and assigns.

     5. Capitalized words and phrases used but not otherwise defined in this
Assignment and Assumption Agreement shall have the respective meanings assigned to them in the Servicing Agreement.

                                       3

     IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption
Agreement to be executed by their duly authorized officers as of the date first above written.

              ASSIGNOR                                   ASSIGNEE
--------------------------------------   ---------------------------------------
[Name of Assignor]                       [Name of Assignee]

By:                                      By:
    ----------------------------------       -----------------------------------
Name:                                    Name:
      --------------------------------         ---------------------------------
Title:                                   Title:
       -------------------------------          --------------------------------

       Taxpayer                          Taxpayer
       Identification No. ____________   Identification No. ____________________

             COMPANY
--------------------------------------
[Name of Company]

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

Series 2004-WH17

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT F

                              FORM OF CERTIFICATION

                                                             ___________, ______

Residential Funding Corporation
8400 Normandale Lake Drive
Suite 250
Minneapolis, Minnesota 55437

[Address of Custodian]

          Re: Fixed Rate Mortgage Loans,
              Series _____ - ________ - Assignment of Mortgage Loan

Ladies and Gentlemen:

          This letter is delivered to you in connection with the assignment by
_________________ (the "Owner") to (the "Lender") of (the "Mortgage Loan")
pursuant to Section 3.11(d) of the Sale and Servicing Agreement (the "Sale and
Servicing Agreement"), dated as of ____________________, among Residential
Funding Corporation, as company (the "Company") and, ____________________, as
Initial Owner. All terms used herein and not otherwise defined shall have the meanings set forth in the Sale and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Company and the
Custodian that:

     (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

     (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

     (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

     (iv) such assignment is at the request of the borrower under the related
Mortgage Loan.

                                         Very truly yours,

                `                        _______________________________________
                                         (Lender)

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                        2

                                    EXHIBIT G

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

Re: REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage File described below.

Sale and Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
MIN#:
Borrower Name(s):

Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased
                                            Mortgage Loan in Foreclosure

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Sale and Servicing Agreement."

--------------------------------------
Residential Funding Corporation
Authorized Signature

TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Sale and Servicing Agreement.

          Enclosed Documents: [_]   Promissory Note
                              [_]   Primary Insurance Policy
                              [_]   Mortgage or Deed of Trust
                              [_]   Assignment(s) of Mortgage or Deed of Trust
                              [_]   Title Insurance Policy
                              [_]   Other:

Name _________________________________
Date _________________________________
Title ________________________________

                                    EXHIBIT H

                          FORM OF BACK-UP CERTIFICATION

     The undersigned, a ____________ of Residential Funding Corporation ("RFC"),
hereby certifies that:

     1. The information provided to [______________] during the 20___ calendar year with respect to the Mortgage Loans serviced by RFC, is accurate and complete in all material respects as of the last day of such year.

     2. Based on my knowledge, all information required to be provided by RFC under the [applicable agreement] [Program Guide] has been provided as required.

     3. RFC has fulfilled its obligations as required by the [applicable agreement] [Program Guide], except as disclosed in the attached explanation.

     4. RFC has disclosed to its independent auditor, who issue the independent auditor's report on the Uniform Single Attestation Program for Mortgage Bankers
for RFC, any deficiencies relating to RFC's compliance with the minimum servicing standards under the [applicable agreement] [Program Guide].

RESIDENTIAL FUNDING CORPORATION

By:
    ----------------------------------
Name:

Title:

Date: